SCHEDULE II
                    INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-TRANS-LUX CV DEBT

 GAMCO INVESTORS, INC.

                3/21/95              191           101.0000



































(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

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